Exhibit 4(h)

ENTERGY ARKANSAS, INC.

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(successor to Guaranty Trust Company of New York)

AND

STANLEY BURG

(successor to Henry A. Theis)

AND

(as to property, real or personal, situated or being in Missouri)

BNY TRUST COMPANY OF MISSOURI

(successor to Marvin A. Mueller)

As Trustees under Entergy Arkansas, Inc.'s Mortgage and Deed of Trust,
Dated as of October 1, 1944

___________________________

SIXTY-FIRST SUPPLEMENTAL INDENTURE

Providing among other things for
First Mortgage Bonds, 5% Series due July 1, 2018 (Sixty-eighth Series)

__________________________

Dated as of June 15, 2003

SIXTY-FIRST SUPPLEMENTAL INDENTURE

INDENTURE, dated as of June 15, 2003, between ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the "Company"), and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a corporation of the State of New York, whose post office address is 60 Wall Street, MS NYC 60-2515, New York, New York 10005  (hereinafter sometimes called the "Corporate Trustee"), and STANLEY BURG (successor to Henry A. Theis), and (as to property, real or personal, situated or being in Missouri) BNY TRUST COMPANY OF MISSOURI (successor to Marvin A. Mueller), whose mailing address is 911 Washington Avenue, St. Louis, Missouri 63101 (said Stanley Burg being hereinafter sometimes called the "Co-Trustee", and said BNY Trust Company of Missouri being hereinafter sometimes called the "Missouri Co-Trustee", and the Corporate Trustee, the Co-Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the "Trustees"), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the "Mortgage"), which Mortgage was executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the "Sixty-first Supplemental Indenture") being supplemental thereto.

WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Company, among other things, appointed Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed The Boatmen's National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen's National Bank of St. Louis accepted said appointment; and

WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen's National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and

WHEREAS, by an instrument, dated as of May 31, 2000, the Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and

WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

WHEREAS, by the Mortgage the Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	August 1, 1948
Third Supplemental Indenture	October 1, 1949
Fourth Supplemental Indenture	June 1, 1950
Fifth Supplemental Indenture	October 1, 1951
Sixth Supplemental Indenture	September 1, 1952
Seventh Supplemental Indenture	June 1, 1953
Eighth Supplemental Indenture	August 1, 1954
Ninth Supplemental Indenture	April 1, 1955
Tenth Supplemental Indenture	December 1, 1959
Eleventh Supplemental Indenture	May 1, 1961
Twelfth Supplemental Indenture	February 1, 1963
Thirteenth Supplemental Indenture	April 1, 1965
Fourteenth Supplemental Indenture	March 1, 1966
Fifteenth Supplemental Indenture	March 1, 1967
Sixteenth Supplemental Indenture	April 1, 1968
Seventeenth Supplemental Indenture	June 1, 1968
Eighteenth Supplemental Indenture	December 1, 1969
Nineteenth Supplemental Indenture	August 1, 1970
Twentieth Supplemental Indenture	March 1, 1971
Twenty-first Supplemental Indenture	August 1, 1971
Twenty-second Supplemental Indenture	April 1, 1972
Twenty-third Supplemental Indenture	December 1, 1972
Twenty-fourth Supplemental Indenture	June 1, 1973
Twenty-fifth Supplemental Indenture	December 1, 1973
Twenty-sixth Supplemental Indenture	June 1, 1974
Twenty-seventh Supplemental Indenture	November 1, 1974
Twenty-eighth Supplemental Indenture	July 1, 1975
Twenty-ninth Supplemental Indenture	December 1, 1977
Thirtieth Supplemental Indenture	July 1, 1978
Thirty-first Supplemental Indenture	February 1, 1979
Thirty-second Supplemental Indenture	December 1, 1980
Thirty-third Supplemental Indenture	January 1, 1981
Thirty-fourth Supplemental Indenture	August 1, 1981
Thirty-fifth Supplemental Indenture	February 1, 1982
Thirty-sixth Supplemental Indenture	December 1, 1982
Thirty-seventh Supplemental Indenture	February 1, 1983
Thirty-eighth Supplemental Indenture	December 1, 1984
Thirty-ninth Supplemental Indenture	December 1, 1985
Fortieth Supplemental Indenture	July 1, 1986
Forty-first Supplemental Indenture	July 1, 1989
Forty-second Supplemental Indenture	February 1, 1990
Forty-third Supplemental Indenture	October 1, 1990
Forty-fourth Supplemental Indenture	November 1, 1990
Forty-fifth Supplemental Indenture	January 1, 1991
Forty-sixth Supplemental Indenture	August 1, 1992
Forty-seventh Supplemental Indenture	November 1, 1992
Forty-eighth Supplemental Indenture	June 15, 1993
Forty-ninth Supplemental Indenture	August 1, 1993
Fiftieth Supplemental Indenture	October 1, 1993
Fifty-first Supplemental Indenture	October 1, 1993
Fifty-second Supplemental Indenture	June 15, 1994
Fifty-third Supplemental Indenture	March 1, 1996
Fifty-fourth Supplemental Indenture	March 1, 1997
Fifty-fifth Supplemental Indenture	March 1, 2000
Fifty-sixth Supplemental Indenture	July 1, 2001
Fifty-seventh Supplemental Indenture	March 1, 2002
Fifty-eighth Supplemental Indenture	November 1, 2002
Fifty-ninth Supplemental Indenture	May 1, 2003
Sixtieth Supplemental Indenture	June 1, 2003

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming, as applicable; and

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 1/8% Series due 1974	$30,000,000	None
2 7/8% Series due 1977	11,000,000	None
3 1/8% Series due 1978	7,500,000	None
2 7/8% Series due 1979	8,700,000	None
2 7/8% Series due 1980	6,000,000	None
3 5/8% Series due 1981	8,000,000	None
3 1/2% Series due 1982	15,000,000	None
4 1/4% Series due 1983	18,000,000	None
3 1/4% Series due 1984	7,500,000	None
3 3/8% Series due 1985	18,000,000	None
5 5/8% Series due 1989	15,000,000	None
4 7/8% Series due 1991	12,000,000	None
4 3/8% Series due 1993	15,000,000	None
4 5/8% Series due 1995	25,000,000	None
5 3/4% Series due 1996	25,000,000	None
5 7/8% Series due 1997	30,000,000	None
7 3/8% Series due 1998	15,000,000	None
9 1/4% Series due 1999	25,000,000	None
9 5/8% Series due 2000	25,000,000	None
7 5/8% Series due 2001	30,000,000	None
8 % Series due August 1, 2001	30,000,000	None
7 3/4% Series due 2002	35,000,000	None
7 1/2% Series due December 1, 2002	15,000,000	None
8 % Series due 2003	40,000,000	None
8 1/8% Series due December 1, 2003	40,000,000	None
10 1/2% Series due 2004	40,000,000	None
9 1/4% Series due November 1, 1981	60,000,000	None
10 1/8% Series due July 1, 2005	40,000,000	None
9 1/8% Series due December 1, 2007	75,000,000	None
9 7/8% Series due July 1, 2008	75,000,000	None
10 1/4% Series due February 1, 2009	60,000,000	None
16 1/8% Series due December 1, 1986	70,000,000	None
4 1/2% Series due September 1, 1983	$1,202,000	None
5 1/2% Series due January 1, 1988	598,310	None
5 5/8% Series due May 1, 1990	1,400,000	None
6 1/4% Series due December 1, 1996	3,560,000	None
9 3/4% Series due September 1, 2000	4,600,000	None
8 3/4% Series due March 1, 1998	9,800,000	None
17 3/8% Series due August 1, 1988	75,000,000	None
16 1/2% Series due February 1, 1991	80,000,000	None
13 3/8% Series due December 1, 2012	75,000,000	None
13 1/4% Series due February 1, 2013	25,000,000	None
14 1/8% Series due December 1, 2014	100,000,000	None
Pollution Control Series A	128,800,000	None
10 1/4% Series due July 1, 2016	50,000,000	None
9 3/4% Series due July 1, 2019	75,000,000	None
10% Series due February 1, 2020	150,000,000	None
10 3/8% Series due October 1, 2020	175,000,000	None
Solid Waste Disposal Series A	21,066,667	None
Solid Waste Disposal Series B	28,440,000	None
7 1/2% Series due August 1, 2007	100,000,000	100,000,000
7.90% Series due November 1, 2002	25,000,000	None
8.70% Series due November 1, 2022	25,000,000	None
Pollution Control Series B	46,875,000	46,875,000
6.65% Series due August 1, 2005	115,000,000	115,000,000
6 % Series due October 1, 2003	155,000,000	155,000,000
7 % Series due October 1, 2023	175,000,000	175,000,000
Pollution Control Series C	20,319,000	20,319,000
Pollution Control Series D	9,586,400	9,586,400
8 3/4% Series due March 1, 2026	85,000,000	None
7% Series due March 1, 2002	85,000,000	None
7.72 % Series due March 1, 2003	100,000,000	None
6 1/8 % Series due July 1, 2005	100,000,000	100,000,000
6.70% Series due April 1, 2032	100,000,000	100,000,000
6.00% Series due November 1, 2032	100,000,000	100,000,000
5.40% Series due May 1, 2018	150,000,000	150,000,000
5.90% Series due June 1, 2033	100,000,000	100,000,000

which bonds are also hereinafter sometimes called bonds of the First through Sixty-seventh Series, respectively; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds, hereinafter referred to as bonds of the Sixty-eighth Series, which term shall include the Private Bonds of the Sixty-eighth Series and the Exchange Bonds of the Sixty-eighth Series (each as defined herein), unless the context otherwise requires, and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Sixty-first Supplemental Indenture, and the terms of the bonds of the Sixty-eighth Series, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto BNY Trust Company of Missouri (as to property, real or personal, situated or being in Missouri) and Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, all property, real, personal or mixed, of any kind or nature acquired by the Company after the date of the execution and delivery of the Mortgage (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Sixty-first Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Sixty-first Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company's franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Sixty-first Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto BNY Trust Company of Missouri (as to property, real or personal, situated or being in Missouri), and unto Stanley Burg (but, as to property, real or personal, situated or being in Missouri, only to the extent of his legal capacity to hold the same for the purposes hereof) and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Sixty-first Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

ARTICLE 1

SIXTY-EIGHTH SERIES OF BONDS

    SECTIION 1.  There shall be a series of bonds designated "5% Series due July 1, 2018" (herein sometimes called the "Sixty-eighth Series"), each of which shall also bear the descriptive title "First Mortgage Bond", and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Sixty-eighth Series (which shall be initially issued in the aggregate principal amount of $115,000,000) shall mature on July 1, 2018, shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), shall bear interest at the rate of 5% per annum, the first interest payment to be made on January 1, 2004, for the period from June 25, 2003 to January 1, 2004 with subsequent interest payments payable semi-annually on January 1 and July 1 of each year (each an "Interest Payment Date"), shall be dated as in Section 10 of the Mortgage provided, and the principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Sixty-eighth Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date, redemption date or maturity of any bond of the Sixty-eighth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. "Business Day" means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Corporate Trustee is closed for business.

So long as all of the bonds of the Sixty-eighth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Sixty-eighth Series shall be the Business Day immediately preceding the corresponding Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such Interest Payment Date, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Sixty-eighth Series shall be paid to the Person in whose name such bonds of the Sixty-eighth Series are registered at the close of business on the record date for the corresponding Interest Payment Date.

(I) The Company has entered into a Registration Rights Agreement dated as of June 25, 2003 (the "Registration Rights Agreement") with the initial purchasers of the Bonds of the Sixty-eighth Series pursuant to which the Bonds of the Sixty-eighth Series that are issued and sold without registration (the "Private Bonds of the Sixty-eighth Series") under the Securities Act of 1933, as amended (the "Securities Act"), may be exchanged for Bonds of the Sixty-eighth Series that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds of the Sixty-eighth Series (the "Exchange Bonds of the Sixty-eighth Series"), or, failing such exchange, the Company has agreed to file a shelf registration statement for the resale of the Private Bonds of the Sixty-eighth Series. The Private Bonds of the Sixty-eighth Series will be offered and sold by the Company in reliance on an exemption from registration under the Securities Act, and Private Bonds of the Sixty-eighth Series will be exchanged for Exchange Bonds of the Sixty-eighth Series only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Mortgage. The Private Bonds of the Sixty-eighth Series and the Exchange Bonds of the Sixty-eighth Series will constitute a single series of bonds under the Mortgage. Exchange Bonds of the Sixty-eighth Series shall be authenticated and delivered by the Trustee at one time or from time to time upon the written order or orders of the Company in principal amounts equal to the principal amounts of the Private Bonds of the Sixty-eighth Series surrendered in exchange therefor.

(II) Form of Bonds of the Sixty-eighth Series.  The Bonds of the Sixty-eighth Series, and the Corporate Trustee's authentication certificate to be executed on the Bonds of the Sixty-eighth Series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE SIXTY-EIGHTH SERIES]

[depository legend]

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

[non-registration legend to be included on Private Bonds of the Sixty-eighth Series]

THIS SECURITY (OR PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM OR A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (I) TO THE COMPANY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CLAUSES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (IV) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

[registration rights legend to be included on Private Bonds of the Sixty-eighth Series]

BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE "REGISTRATION RIGHTS AGREEMENT") DATED AS OF JUNE 25, 2003 AND RELATING TO THE REGISTRATION UNDER THE SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

(TEMPORARY REGISTERED BOND)

No. TR-__
$115,000,000                                                                                                                                 CUSIP 29364DAG5

ENTERGY ARKANSAS, INC.
FIRST MORTGAGE BOND, 5% SERIES
DUE JULY 1, 2018

ENTERGY ARKANSAS, INC., a corporation of the State of Arkansas (hereinafter called the Company), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on July 1, 2018 at the office or agency of the Company in the Borough of Manhattan, The City of New York,

ONE HUNDRED FIFTEEN MILLION DOLLARS

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from June 25, 2003, if the date of this bond is prior to January 1, 2004, or if the date of this bond is on or after January 1, 2004, from the January 1 or July 1 next preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of 5% per annum in like coin or currency at said office or agency on January 1 and July 1 of each year, commencing January 1, 2004, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue installment of interest at the rate of 6% per annum. [If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this bond, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.]* So long as this bond is held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest hereon shall be the Business Day (as defined in the Sixty-first Supplemental Indenture referred to below) immediately preceding the date on which interest is due; provided, however, that the record date for the payment of interest which is paid after the date on which such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest hereon shall be paid to the Person in whose name this bond is registered at the close of business on the record date for the payment of such interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

_______________________
*Include bracketed language only in a rivate Bond of the Sixty-eighth Series.

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 5% Series due July 1, 2018, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Sixty-first Supplemental Indenture dated as of June 15, 2003, called the Mortgage), dated as of October 1, 1944, executed by the Company to Guaranty Trust Company of New York (Deutsche Bank Trust Company Americas, successor) and Henry A. Theis (Stanley Burg, successor) and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (BNY Trust Company of Missouri, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer duly executed by the registered owner or by his duly authorized attorney, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

The bonds of this series are subject to redemption as provided in the Sixty-first Supplemental Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall be construed in accordance with and governed by the laws of the State of New York.

This bond shall not become obligatory until Deutsche Bank Trust Company Americas, the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused this bond to be signed in its corporate name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his signature or a facsimile thereof, on June 25, 2003.

                                                                                                                ENTERGY ARKANSAS, INC.

                                                                                                                By_____________________________
                                                                                                                    Nathan E. Langston
                                                                                                                    Senior Vice President and
                                                                                                                    Chief Accounting Officer

Attest:

___________________________
Christopher T. Screen
Assistant Secretary

CORPORATE TRUSTEE'S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

                                                                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                                                                        as Corporate Trustee

                                                                                        By _____________________________
                                                                                                    Authorized Officer

(III) The bonds of the Sixty-eighth Series shall be redeemable at the option of the Company, in whole or in part, on not less than 30 days nor more than 60 days notice prior to the date fixed for redemption, (a) at any time prior to July 1, 2008, at a redemption price equal to the greater of (i) 100% of the principal amount of such bonds of the Sixty-eighth Series to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of (x) the present value of the payment on July 1, 2008 of the principal amount of such bonds of the Sixty-eighth Series to be redeemed plus (y) the sum of the present values of the remaining scheduled payments of interest on such bonds of the Sixty-eighth Series to be redeemed to July 1, 2008 (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.25%, and (b) at any time on or after July 1, 2008, prior to maturity of the bonds of the Sixty-eighth Series, at a redemption price equal to 100% of the principal amount of such bonds of the Sixty-eighth Series to be redeemed, plus, in each case, accrued and unpaid interest thereon to the redemption date.

As used herein, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:

The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date:

(1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after July 1, 2018, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to July 1, 2008 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to July 1, 2008.

The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

The term "Independent Investment Banker" shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

The term "Reference Treasury Dealer" shall mean (i) Wachovia Securities, LLC and its successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

(IV) At the option of the registered owner, any bonds of the Sixty-eighth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Sixty-eighth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Sixty-eighth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

Upon the delivery of this Sixty-first Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Sixty-eighth Series for the aggregate principal amount of $115,000,000.

ARTICLE II

DIVIDEND COVENANT

    SECTION 2.  The Company covenants that, so long as any of the bonds of the Sixty-eighth Series are Outstanding, it will not declare any dividends on its Common Stock (other than (a) a dividend payable solely in shares of its Common Stock, or (b) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its Common Stock) or make any distribution on outstanding shares of its Common Stock or purchase or otherwise acquire for value any outstanding shares of its Common Stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its Common Stock) if, after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to May 31, 2003 (other than any dividend declared by the Company on or before May 31, 2003) exceeds (without giving effect to (i) any of such dividends, distributions, purchases or acquisitions, or (ii) any net transfers from retained earnings to stated capital accounts) the sum of (a) the aggregate amount credited subsequent to May 31, 2003 to retained earnings, (b) $350,000,000 and (c) such additional amount as shall be authorized or approved, upon application by the Company, by the Securities and Exchange Commission, or by any successor commission thereto, under the Public Utility Holding Company Act of 1935.

For the purposes of this Section 2 the aggregate amount credited subsequent to May 31, 2003 to retained earnings shall be determined in accordance with generally accepted accounting principles and practices after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, but in such determination there shall not be considered charges to retained earnings applicable to the period prior to May 31, 2003, including, but not limited to, charges to retained earnings for write-offs or write-downs of book values of assets owned by the Company on May 31, 2003.

ARTICLE III

MISCELLANEOUS PROVISIONS

    SECTION 3.  The holders of the bonds of the Sixty-eighth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the bonds of the Sixty-eighth Series entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.     SECTION 4.  Subject to the amendments provided for in this Sixty-first Supplemental Indenture, the terms defined in the Mortgage and the First through Sixtieth Supplemental Indentures shall, for all purposes of this Sixty-first Supplemental Indenture, have the meanings specified in the Mortgage and the First through Sixtieth Supplemental Indentures.     SECTION 5.  The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Sixtieth Supplemental Indentures set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixty-first Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Sixty-first Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Sixty-first Supplemental Indenture.

    SECTION 6.  Whenever in this Sixty-first Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.     SECTION 7.  Nothing in this Sixty-first Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Sixty-first Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Sixty-first Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.     SECTION 8.  This Sixty-first Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.     SECTION 9.  This Sixty-first Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by, one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Associates for and in its behalf, and STANLEY BURG has hereunto set his hand and affixed his seal, and BNY TRUST COMPANY OF MISSOURI has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested by one of its Assistant Secretaries or one of its Assistant Treasurers or one of its Assistant Vice Presidents for and in its behalf, as of the day and year first above written.

ENTERGY ARKANSAS, INC.

By: /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Attest:

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary

Executed, sealed and delivered by
ENTERGY ARKANSAS, INC.
in the presence of:

/s/ Carl Alvarado
Carl Alvarado

/s/ Myrna A. Romain
Myrna A. Romain

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Corporate Trustee

By: /s/ Wanda Camacho
      Wanda Camacho
      Vice President

Attest:

/s/ Yana Kalachikova
Yana Kalachikova, Associate

                                                                                                                            STANLEY BURG,
                                                                                                                            As Co-Trustee

                                                                                                                            /s/ Stanley Burg [L.S.]

Executed, sealed and delivered by
DEUTSCHE BANK TRUST COMPANY AMERICAS and STANLEY BURG
in the presence of:

/s/ Jennifer Davis

/s/ David J. Rocco

BNY TRUST COMPANY OF MISSOURI,
As Co-Trustee as to property, real or personal, situated or being in Missouri

By: /s/ Belinda Brown
Belinda Brown
Vice President

Attest:

/s/ Rebekah Foltz
Rebekah Foltz
Assistant Vice President

Executed, sealed and delivered by
BNY TRUST COMPANY OF MISSOURI
in the presence of:

/s/ Daniel G. Dwyer
Daniel G. Dwyer

/s/ L. Stabley
L. Stabley

STATE OF LOUISIANA )
                                         ) SS.:
PARISH OF ORLEANS )

On this 20th day of June, 2003, before me, Mark Grafton Otts, a Notary Public duly commissioned, qualified and acting within and for said Parish and State, appeared in person the within named Nathan E. Langston and Christopher T. Screen, to me personally well known, who stated that they were the Senior Vice President and Chief Accounting Officer and Assistant Secretary, respectively, of ENTERGY ARKANSAS, INC., a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On the 20th day of June, 2003, before me personally came Nathan E. Langston, to me known, who, being by me duly sworn, did depose and say that he resides at 125 Ayshire Court, Slidell, Louisiana 70461; that he is the Senior Vice President and Chief Accounting Officer of ENTERGY ARKANSAS, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

On the 20th day of June, 2003, before me appeared Christopher T. Screen, to me personally known, who, being by me duly sworn, did say that he is the Assistant Secretary of ENTERGY ARKANSAS, INC., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

/s/ Mark Grafton Otts
Mark Grafton Otts
Notary Public
Parish of Orleans, State of Louisiana
My Commission is Issued For Life

STATE OF NEW YORK     )
                                             ) SS.:
COUNTY OF NEW YORK)

On this 25th day of June, 2003, before me, Annie Jaghatspanyan, a Notary Public duly commissioned, qualified and acting within and for said County and State, appeared Wanda Camacho and Yana Kalachikova to me personally well known, who stated that they were a Vice President and an Associate, respectively, of DEUTSCHE BANK TRUST COMPANY AMERICAS, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and behalf of said corporation; and further stated and acknowledged that they had so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

On the 25th day of June, 2003, before me personally came Wanda Camacho, to me known, who, being by me duly sworn, did depose and say that she resides at 86 Sheldon Avenue, Tarrytown, New York 10561; that she is a Vice President of DEUTSCHE BANK TRUST COMPANY AMERICAS, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

On the 25th day of June, 2003, before me appeared Yana Kalachikova, to me personally known, who, being by me duly sworn, did say that she is an Associate of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

/s/ Annie Jaghatspanyan
Annie Jaghatspanyan
Notary Public, State of New York
No. 01JA6062022
Qualified in New York County
Commission Expires July 30, 2005

STATE OF NEW YORK        )
                                                ) SS.:
COUNTY OF NEW YORK   )

On this 25th day of June, 2003, before me, Annie Jaghatspanyan, the undersigned, personally appeared, STANLEY BURG, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

On the 25th day of June, 2003, before me personally appeared STANLEY BURG, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/Annie Jaghatspanyan
Annie Jaghatspanyan
Notary Public, State of New York
No. 01JA6062022
Qualified in New York County
Commission Expires July 30, 2005

STATE OF MISSOURI    )
                                         ) SS.:
CITY OF ST. LOUIS      )

On this 24th day of June, 2003, before me, Joy Lincoln, a Notary Public duly commissioned, qualified and acting within and for said county and state, appeared Belinda Brown and Rebekah Foltz, to me personally known, who stated that they were a Vice President and Assistant Vice President, respectively, of BNY TRUST COMPANY OF MISSOURI, a corporation, and were duly authorized in their respective capacities to execute the foregoing instrument for and in the name and on behalf of said Corporation; and further stated that they had so signed, executed and delivered the same for the consideration, uses and purposes therein mentioned and set forth.

On the 24th day of June, 2003, before me personally appeared Belinda Brown, to me personally known, who, being by me duly sworn, did depose and say that she resided in St. Louis, Missouri; that she is a Vice President of BNY TRUST COMPANY OF MISSOURI, one of the corporations described in and which executed the above instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.

On the 24th day of June, 2003, before me appeared Rebekah Foltz, to me personally known, who, being by me duly sworn, did say that she is an Assistant Vice President of BNY TRUST COMPANY OF MISSOURI, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said City and State the day and year last above written.

/s/ Joy Marie Lincoln
Joy Marie Lincoln
Notary Public, State of Missouri
Qualified in St. Louis County
Commission Expires Oct. 16, 2006